Exhibit 10.7

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (this “Amendment”) is made as of the 1st day of May, 2008, by and between ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation (“Landlord”), and UNITED STATIONERS SUPPLY CO, an Illinois corporation (“Tenant”).

RECITALS:

A.             WHEREAS, Landlord’s predecessor-in-interest and Tenant are parties to that certain Lease Agreement dated July 30, 1999 as amended by that certain Letter Agreement dated August 12, 1999 (collectively, the “Lease”) under which Landlord leases to Tenant a building of approximately 400,0000 square feet (the “Leased Premises”) located at 5425 FAA Boulevard, Irving, Texas, as more particularly described in the Lease;

B.              WHEREAS, the parties desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.               RECITALS:  DEFINED TERMS.  The recitals set forth above are incorporated and deemed restated herein in their entirety. All defined terms used herein shall have the meanings as ascribed to said terms in the Lease, except as otherwise provided in this Amendment.

2.              TERM.  Article 2(a) of the Lease is amended to provide that the “Initial Term” of the Lease shall expire at 11:59 p.m. on May 31, 2015.

3.             BASE RENT.  Notwithstanding anything contained in Article 3(a) of the Lease to the contrary, effective from and after June 1, 2008, Base Rent shall be as follows:

6/1/08 – 5/31/10	$1,060,000.00 per annum ($2.65/psf) payable in monthly installments of $88,333.33 per month.

6/1/10 - 5/31/12	$1,100,000.00 per annum ($2.75/psf) payable in monthly installments of $91,666.66 per month.

6/1/12 - 5/31/15	$1,140,000.00 per annum ($2.85/psf) payable in monthly installments of $95,000.00 per month.

Tenant shall remain responsible for all additional rent and charges and obligations due under the Lease throughout the Term as extended hereby, including without limitation, Taxes, utilities, maintenance, and insurance costs.  Article 3(a)(2) of the Lease (“Change Costs”) is hereby deleted.

4.             ALLOWANCE.  Provided Tenant is not in monetary default under the Lease, Landlord shall pay to Tenant an allowance of up to Three Hundred Thousand Dollars ($300,000.00) (the “Allowance”) which shall be used only for documented physical improvements to the Leased Premises installed after June 1, 2008 and before May 31, 2010 (the “Allowance Work”).  For purpose hereof, installation of trade fixtures and personal property shall be excluded from Allowance Work and shall not be reimbursable.  The Allowance Work shall be performed and installed by or on behalf of Tenant at its sole cost and expense, subject to the application of the Allowance.  Tenant may request payment from Landlord of the Allowance in reimbursement of costs actually incurred by Tenant with respect to the

Allowance Work.  In connection with such request, Tenant shall provide to Landlord evidence of such expenditures, such as copies of invoices, checks in payment thereof, final unconditional lien waivers, or, if the foregoing items are not available, such other documentation as Landlord may reasonably request.  Landlord shall make such payment to Tenant within thirty (30) days of Landlord’s receipt of such documentation, provided Tenant shall make application for reimbursement no more often than once every three months.  In the event that Tenant does not expend and make written application to Landlord for reimbursement of all of the Allowance for Allowance Work permitted hereunder on or before May 31, 2010, then the unused portion of the Allowance shall be retained by Landlord and deemed waived by Tenant.  In performing such Allowance Work, Tenant shall be subject to the provisions of Article 10 of the Lease, including submitting to Landlord plans and specifications with respect to the Allowance Work and obtaining Landlord’s prior written consent as may be required under the Lease.

5.             RENEWALS.  The following sentence is hereby added to the beginning of Article 2(b)(2) of the Lease: “Base Rent for each Renewal Term shall be the greater of Market Rate, as defined and determined below, or the Base Rent in effect for the last year of the Initial Term or the First Renewal Term, as applicable.”

6.             BROKERS.  Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment except The Staubach Company (Tenant’s broker) (the “Broker”).  Landlord shall pay to such Broker the commission arising out of this Amendment pursuant to a separate agreement between Landlord and such Broker.  Landlord hereby indemnifies Tenant from the payment of any commissions owed to the Broker and to any other broker with respect to this Amendment resulting from the acts of Landlord, but not otherwise.  Tenant hereby indemnifies Landlord from the payment of any commissions owed to any broker, other than the Broker, with respect to this Amendment resulting from the acts of Tenant, but not otherwise.

7.             CONFLICTS.  If the terms of this Amendment conflict with the Lease, the terms of this Amendment shall control.  Except as modified hereby, the Lease remains in full force and effect.

8.             NOTICES.  Article 25 of the Lease is hereby amended to provide that all notices to be delivered to Tenant under the Lease or otherwise with respect to the Premises shall, unless Tenant otherwise notifies Landlord, be delivered to Tenant in accordance with the Lease at the following addresses:

United Stationers Supply Co.

One Parkway North Boulevard

Deerfield, Illinois 60015

Attn.:  Vice President — Engineering

With a copy to:

United Stationers Supply Co.

One Parkway North Boulevard

Deerfield, Illinois 60015

Attn.:  General Counsel

9.             COUNTERPARTS.  This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument.  This Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[signatures follow]

IN WITNESS WHEREOF, this Amendment is executed as of the day and year first above written.

LANDLORD:		TENANT:

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA		UNITED STATIONERS SUPPLY CO.

By:	/s/	By:	/s/ Richard W. Gochnauer
Its:		Its:	CEO

Attest:	/s/ Gary Brown
Its:	Assistant Treasurer